UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Sysorex, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Suite 175 Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (800) 929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

In January and February 2022, Sysorex, Inc. (the “Company”) issued an aggregate of 13,415,427 shares of restricted common stock. Of these shares:

•	500,000 shares were granted, on January 20, 2022, by the Company’s Board of Directors (the “Board”) to Wayne Wasserberg, the Company’s Chief Executive Officer and a member of the Board;
•	6,000,000 shares were issued, on February 9, 2022, to consultants for advisory services provided; and
•	6,915,427 shares were issued, on February 15, 2022, to GS Capital Partners, LLC (“GS Capital”) pursuant to a notice of conversion, delivered by GS Capital to the Company, related to a convertible debenture issued to GS Capital on July 7, 2021.

After giving effect to the above issuances, the Company has 157,388,212 shares of common stock outstanding.

The securities issuances described herein were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysorex, Inc.

Date: February 15, 2022	By:	/s/ Wayne Wasserberg
	Name:	Wayne Wasserberg
	Title:	Chief Executive Officer

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